Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

CRYPTYDE, INC.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c)	91,006,664	(2)	$0.427	(3)	$38,859,845.53	0.00011020	$4,282.35
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c)	71,276,725		$1.05		$74,840,561.20	0.0000927	$6,937.72
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$38,859,845.53		$4,282.35
	Total Fees Previously Paid									6,937.72
	Total Fee Offsets
	Net Fee Due									$0

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Comprised of (i) 17,653,333 Additional January 2022 Note Shares, (ii) 59,999,994 Additional January 2022 Warrant Shares, (iii) 10,500,000 Additional BHP Warrant Shares (iv) 2,133,337 Additional HB SPA Palladium Warrant Shares, and (v) 720,000 Additional BHP SPA Palladium Warrant Shares. Capitalized terms not otherwise defined in this footnote shall have the meanings given to them in the registration statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as reported on The Nasdaq Capital Market on November 10, 2022, of $0.427 per share.

(4) The Registrant previously paid $6,937.72 in connection with the initial filing of this registration statement for a proposed maximum aggregate offering price of $74,840,561.20 at a registration fee rate of $92.70 per million dollars.